营业执照

(副　本)

统一社会信用代码　91341700MA2NTEY20U(1－1)

名　　称	安徽奥得鑫模块化新型建材有限公司
类　　型	有限责任公司(外国法人独资)
住　　所	安徽省江南产业集中区新能源产业园A1、A2、A5厂房
法定代表人	Alton Perkins
注册资本	叁亿玖仟陆佰万人民币元整
成立日期	2017年07月17日
营业期限	/长期
经营范围	砼结构构建、轻质建筑材料及其他建筑材料研发、制造及进出口，以及从事货物、服务和技术进出口代理业务（国家限制或禁止的业务除外）。（依法须经批准的项目，经相关部门批准后方可开展经营活动）

登记机关

亳州市工商行政和质量技术监督管理局

2017年07月17日

每年1月1日至6月30日填报年度报告

企业信用信息公示系统网址：http://www.ahcredit.gov.cn

中华人民共和国国家工商行政管理总局监制

Business License for Enterprise Legal Person

(Duplicate Copy)

Unified Social Credit Code: 91341700MA2NTEY20U(1-1)

Name:	Anhui Aodexin Modular New Building Material Co., Ltd.
Type of Enterprise:	Limited Liability Company (Foreign Legal Person Sole Proprietorship)
Address:	A1, A2, A5 factories of New Energy Industrial Park, Jiangnan Industry Zone, Anhui Province
Legal Representative:	Alton Perkins
Registered Capital:	RMB Three Hundred Ninety-Six Million Only
Date of Establishment:	July 17, 2017
Term of Business:	/ Long Term
Scope of Business:	Concrete structural member construction; R&D, manufacturing and import & export of light weight building materials and other materials, as well as import & export agency services of goods, services and technologies (except for the ones prohibited by the state). (For the business items required approvals ipso jure, the business activity shall be carried out after obtaining the approval from relevant authorities).

Fill out the annual report each year from January 1 to June 30

Registration Authority:

<Seal: Chizhou City Industrial and Commercial Administrative and Quality Technical Monitoring & Management Bureau>

July 17, 2017

Enterprise Credit Information Publish System: http://www.ahcredit.gov.cn

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